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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Attached is the text of an advertisement that appears in the 3/8/02 editions of the Wall Street Journal, the San Francisco Chronicle, the San Jose Mercury News, the New York Times and the USA Today]

Attention: All Hewlett-Packard Stockholders

THE MARKET IS THE ULTIMATE
STOCKHOLDER ADVISORY SERVICE

THE MARKETS KNOW THE
COMPAQ MERGER IS A BAD IDEA

COMPAQ STOCKHOLDERS GOT RICHER.
HP STOCKHOLDERS LOST ANOTHER $1 BILLION.

ARE YOU PREPARED TO LOSE BILLIONS MORE?

On March 6, 2002, the first trading day after the ISS decision on the HP/Compaq merger, HP stockholders lost another $1 billion in value. Once again the market has passed judgment on the HP/Compaq merger— just as it did when the deal was announced. And once again, the price of HP stock has dropped, resulting in another major loss for stockholders. Why is it that every time HP management gets purported “good news” HP stockholders lose value? The market is speaking...listen.

VOTE “AGAINST” THE COMPAQ MERGER
BY MAILING BACK YOUR GREEN CARD TODAY.

A $25 BILLION MISTAKE IS NOT THE HP WAY

Forward-Looking Statements. The views expressed in this advertisement are judgments, which are subjective in nature and in certain cases forward-looking in nature. This advertisement also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this advertisement does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to their opposition to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing Persons’ definitive proxy statement and other documents relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.                03/08/02